EXHIBIT 10.4


                                                      As amended through 8/8/00

                         VANGUARD HEALTH SYSTEMS, INC.
                             1998 STOCK OPTION PLAN

     1. Purpose; Types of Options; Construction. The purpose of the Vanguard Health Systems, Inc. 1998 Stock Option Plan is to afford an incentive to executive officers, other key employees, directors and consultants of Vanguard Health Systems, Inc. (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business.

     2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

     "Acceleration Date" shall have the meaning set forth in Section 11.

     "Board" shall mean the Board of Directors of the Company.

     "Carry Option Plan" shall mean the Carry Option Plan adopted by the Company on the date hereof, as the same may be amended from time to time.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Compensation Committee of the Board or such other committee established by the Board to administer the Plan, provided if no such Committee is established by the Board, Committee shall mean the entire Board.

     "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

     "Company" shall mean Vanguard Health Systems, Inc. a corporation organized under the laws of the State of Delaware, or any successor corporation.

     "Disability" shall mean a Grantee's inability to perform his duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

     "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the

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Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange (or, on the date of an initial sale of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement on Form S-4 or Form S-8 or any successor or similar form), the per share initial sale price to the public), or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

     "First Exercise Termination Period" shall have the meaning set forth in
Section 7(f) hereof.

     "Forfeiture Liquidity Event" shall mean a Liquidity Event that results in a Net MSCP IRR that is less than or equal to 12.50%.

     "Grantee" shall mean a person who receives a grant of Options under the Plan.

     "Incentive Stock Option" shall mean any Option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

     "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

     "Liquidity Event" shall have the meaning set forth in the Shareholders Agreements.

     "Liquidity Event Options" shall mean those Options that are forfeited and canceled pursuant to Section 6 hereof if a Forfeiture Liquidity Event shall have occurred.

     "Management Investor" shall have the meaning set forth in the Shareholders Agreements.

     "Maximum Share Number" shall have the meaning set forth in Section 5 hereof.

     "Net MSCP Exit Multiple" shall have the meaning set forth in the Carry Option Plan.

     "Net MSCP IRR" shall have the meaning set forth in the Carry Option Plan.

     "Non-Liquidity Event Option" shall mean any Option that is not a Liquidity Event Option.

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     "Non-qualified Stock Option" shall mean any Option other than an Incentive
Stock Option.

     "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either (i) Incentive Stock Options or Non-qualified Stock Options and (ii) Liquidity Event Options or Non-Liquidity Event Options.

     "Option Agreement" shall mean an agreement entered into between the Company and a Grantee in connection with a grant under the Plan.

     "Option Price" shall mean the exercise price per share of Common Stock covered by an Option, as calculated pursuant to Section 7(c) hereof.

     "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

     "Plan" means this Vanguard Health Systems, Inc. 1998 Stock Option Plan, as further amended from time to time.

     "Second Exercise Termination Period" shall have the meaning set forth in
Section 7(f) hereof.

     "Shareholders Agreements" shall mean the Shareholders Agreement dated as of June 1, 1998 among the Company and the shareholders of the Company, and the Surviving Shareholders Agreement dated as of June 1, 1998 among the Company and the shareholders of the Company, in each case as amended from time to time.

     "Subscription Agreement" means the Amended and Restated Subscription Agreement dated as of June 1, 2000 among the Company and the investors party thereto, as it exists on the date hereof.

     "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing in excess of fifty percent (50%) of the total combined voting power of all classes of stock in one of the other companies in such chain.

     "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

     3. Administration. The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and

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authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Non-qualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical); to accelerate exercisability of Options; and to grant waivers of or cancel or suspend Options, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all Grantees of any Options under this Plan.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     4. Eligibility. Options may be granted to directors, executive officers and other key employees and consultants of the Company or its Subsidiaries, including officers and directors who are employees. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

     5. Stock. The maximum number of shares of Common Stock reserved for the grant of Options under the Plan (the "Maximum Share Number") shall be 13,306 shares of Common Stock: provided, however, notwithstanding the foregoing, until a Liquidity Event should occur and a recalculation of the Maximum Share Number is made pursuant to the following sentence hereof (or, prior thereto, circumstances should change and an amendment of this Section 5 should be necessary to restore some or all of the suspended shares), the Committee shall not grant Options in respect of 2,977 of these 13,306 shares (such 2,977 shares being deemed to be in suspense until such time); provided, further, that in no event shall the number of shares of Common Stock with respect to which Options are granted hereunder exceed 50% of the number of shares of Common Stock authorized as of the effective date of this Plan. If an Liquidity Event should occur, the Maximum Share Number shall be recomputed pursuant to the following formula and if, pursuant to such recalculation, the Maximum Share Number shall be in excess of 10,329 shares of Common Stock, then such number of shares in excess of 10,329 (but not in excess of an additional 2,977 shares) shall come out of suspense and be fully authorized for the grant of Options in respect thereto under this Plan:

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     the remainder of (A) 13,306 minus (B) the Special Share Number (as defined below).

Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company. The maximum number of shares with respect to which Options may be granted during any calendar year to any individual shall be 10,000.

     If any outstanding Option under the Plan should, for any reason expire, be canceled or be forfeited without having been exercised in full, other than any cancellation or forfeiture of a Liquidity Event Option pursuant to Section 6 hereof, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan.

     The term "Special Share Number" shall mean the quotient of (A) the "Incremental After -Tax Special Cost" divided by (B) the remainder of (i) the price of one share (on a pre-split basis) of the Common Stock in the Liquidity Event minus (ii) $1,701.18. The term "Incremental After-Tax Special Cost" shall mean the sum of the Option Cost (as defined below) and the Bonus Cost (as defined below). The term "Option Cost" shall mean the remainder of
(A)$6,730,162 minus (B) the product of (i) $6,730,162 times (ii) the "Tax Rate" (as defined below); provided, however, notwithstanding the following, that in the event there is as a result of the Liquidity Event both (A) a Net MSCP Exit Multiple equal to or greater than 3.0x and (B) a Net MSCP IRR equal to or greater than 25%, then the term "Option Cost" shall mean $0.00. The term "Bonus Cost" shall mean the remainder of (A)$1,854,863 minus (B) the product of (i) $1,854,863 times (ii) the Tax Rate. The term "Tax Rate" shall mean the marginal income tax rate of the Company at the time of the Liquidity Event, as determined by the Committee.

     6. Forfeiture in Certain Instances. Notwithstanding any other provision herein to the contrary, at no time shall Options representing shares of Common Stock in excess of 25% of the Maximum Share Number be granted, outstanding or exercisable under the Plan at any time which are not Liquidity Event Options. Upon the occurrence of such a Forfeiture Liquidity Event, all Liquidity Event Options shall, without any action by any party, be irrevocably and unconditionally forfeited and canceled without any consideration payable to the Grantee and the Grantee shall have no further right or interest therein.

     7. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement, in the form of Exhibit A hereto if it is a Non-qualified Stock Option, or in such other form and containing such terms and conditions as the Committee shall from time to time approve. Each Option shall be subject to the following terms and conditions, except to the extent otherwise specifically provided in such Option Agreement:

          (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

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          (b) Type of Option. Each Option Agreement shall specifically state whether the Option is (i) an Incentive Stock Option or a Non-qualified Stock Option and (ii) a Liquidity Event Option or a Non-Liquidity Event Option.

          (c) Option Price. (i) Each Option Agreement shall state the Option Price which shall be $1,701.18 for each share of Common Stock covered by such Option unless, prior to the exercise of any such Option, a Liquidity Event shall have occurred that results in (x) a Net MSCP Exit Multiple equal to or greater than 3.0x and (y) a Net MSCP IRR equal to or greater than 25%, in which case the Option Price for each share of Common Stock covered by any such unexercised Option shall be the greater of (1) $425.32 and (2) ten percent (10%) of the Fair Market Value of each share of Common Stock covered by the Option on the date of grant; provided, that in the case of an Incentive Stock Option, the Option Price shall be the greater of (x) $1,701.18 and (y) one hundred percent (100%) of the Fair Market Value of each share of Common Stock covered by the Option on the date of grant; and

               (ii) The Option Price shall be subject to adjustment as provided in Section 11 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

          (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or, if permitted by the Committee, in shares of Common Stock having a Fair Market Value equal to such Option Price or, if permitted by the Committee, in a combination of cash and Common Stock or in such other manner as the Committee shall determine including, without limitation, a cashless exercise procedure through a broker-dealer.

          (e) Term and Exercisability of Options. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee (which may include a requirement for achieving performance goals), provided that, subject to Sections 7(g) and 7(h) hereof, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Subject to Sections 7(g) and 7(h) hereof, the exercise period will be ten (10) years from the date of the grant of the Option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 7(f) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

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          (f) Termination. Except as provided in this Section 7(f), an Option may not be exercised unless (x) the Option is vested, (y) the Grantee is then in the employ of or is a director or is maintaining a consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and
     (z) the Grantee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or director or consultant relationship of a Grantee shall terminate, (i) all Non-Liquidity Event Options of such Grantee that are vested or exercisable at the time of such termination may, unless earlier terminated or forfeited in accordance with their terms, be exercised within ninety (90) days after the date of such termination (or such longer period as the Committee shall prescribe) (such 90-day period, a "First Exercise Termination Period"), (ii) all Liquidity Event Options of such Grantee that are vested shall remain outstanding, but shall not be exercisable until the occurrence of a Liquidity Event, at which time all such Liquidity Event Options shall be exercisable for a period of 90 days after the occurrence of such Liquidity Event (such 90-day period, the "Second Exercise Termination Period") unless such Liquidity Event is a Forfeiture Liquidity Event in which case such Options shall be forfeited and canceled pursuant to Section 6 hereof and (iii) all other Options that are unvested or nonexercisable at the time of such termination shall terminate at such time.

          (g) Exercise by Certain Persons Prior to Liquidity Event. Notwithstanding any other provision of this Plan or any Option Agreement, but subject to the last sentence of Section 7(f), until the occurrence of a Liquidity Event, (i) no Non-Liquidity Event Option granted under the Plan may be exercised by a Grantee who is not a Management Investor, except during a First Exercise Termination Period, (ii) no Liquidity Event Option granted under the Plan may be exercised by a Grantee who is not a Management Investor, except during the Second Exercise Termination Period and (iii) no Option granted under the Plan may be exercised by a Grantee who is a Management Investor until the occurrence of a Liquidity Event.

          (h) Option Agreements for Liquidity Event Options. If the Option is a Liquidity Event Option, then the Option Agreement evidencing such Liquidity Event Option shall provide that, upon the occurrence of a Forfeiture Liquidity Event, without any action by any party, such Option shall be irrevocably and unconditionally forfeited and canceled without any consideration payable to the Grantee thereof and the Grantee shall have no further right or interest therein.

          (i) Other Provisions. The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

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     8. Certain Calculations. The Net MSCP Exit Multiple and the Net MSCP IRR
shall be calculated in all respects in the manner set forth in, and pursuant to the definitions, terms, conditions and provisions of, the Option Carry Plan (including, without limitation, Section 3 thereof).

     9. Non-qualified Stock Options. Options granted pursuant to this Section 9 are intended to constitute Non-qualified Stock Options and shall not be subject to the terms and conditions of Section 10 hereof.

     10. Incentive Stock Options. Options granted pursuant to this Section 10 are intended to constitute Incentive Stock Options and shall conform to the requirements of Section 422 of the Code (or successor to such Section) and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 7 hereof.

          (i) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and all other Option plans of any subsidiary become exercisable for the first time by any Grantee during any calendar year shall not exceed $100,000.

          (ii) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

     11. Effect of Certain Changes.

          (a) In the event of any extraordinary dividend, stock dividend, recapitalization, reclassification, merger, consolidation, stock split, or combination or exchange of such shares, or other similar transactions, the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the price per share of Options shall be equitably adjusted by the Committee to reflect such event and preserve (and neither increase nor decrease) the value of such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

          (b) If, while any Options remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control of the Company"):

               (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company or any of its Subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (3) an

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          underwriter temporarily holding securities pursuant to an offering of such securities, (4) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, or (5) any person that is a stockholder of the Company on the effective date of this
          Plan), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities;

               (ii) during any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 11(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than both (A)(1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Company's then outstanding securities and (B) immediately after the consummation of such merger or consolidation described in clause
          (A)(1) or (A)(2) above (and for at least 180 days thereafter) any one of the Company's Chief Executive Officer, Chief Operating Officer and its Chief Financial Officer change from the people occupying such positions immediately prior to such merger or consolidation except as a result of their death or Disability and neither of such officers shall have changed prior to such merger or consolidation at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control of the Company; or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or

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          disposition by the Company of all or substantially all of the
          Company's assets (or any transaction having a similar effect)

     then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), the Option covered by such Agreement shall be exercisable or otherwise nonforfeitable in full, whether or not otherwise exercisable or forfeitable; provided that, if a Forfeiture Liquidity Event occurs, then all Liquidity Event Options shall be forfeited and canceled, pursuant to and in the manner provided in
     Section 6 hereof, and this Section 11(b) shall, in such event, be without force and effect in respect of such Liquidity Event Options.

          (c) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

     12. Period During Which Options May Be Granted. Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.

     13. Transferability of Options. No Option shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of a Grantee to any party (other than the Company or a Subsidiary); and no Option shall be transferred or assignable, or exercisable by, anyone other than the Grantee to whom it was granted, except (i) by law, will or the laws of descent and distribution or (ii) that the Committee (in the form of the Option Agreement or otherwise) may permit transfers of Options if the Grantee is disabled or by gift or otherwise to a member of a Grantee's immediate family and/or trusts whose beneficiaries are members of the Grantee's immediate family, or to such other persons or entities as may be approved by the Committee. Notwithstanding the foregoing, (a) in no event shall Incentive Stock Options be transferable or assignable other than by will or by the laws of descent and distribution and (b) no transfer or assignment shall be made in violation of the provisions of the Shareholders Agreement. A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Grantee shall be subject to all terms and conditions of the Plan and any Option Agreement applicable to such Grantee, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     14. Approval of Stockholders. The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of Options made prior to the stockholder approval mentioned herein) shall be subject to the approval of the holder(s) of more than seventy-five percent (75%) of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve months of the date the Plan is adopted by the Board.

     15. Agreement by Grantee Regarding Withholding Taxes. As a condition of exercise of an Option, each Grantee shall agree that no later than the date of such exercise, the Grantee

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will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon such exercise. If permitted by the Committee, a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon such exercise from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock valued at Fair Market Value.

     16. Amendment and Termination of the Plan. The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding to increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 11(a)). Except as provided in
Section 11(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted without the written consent of the Grantee.

     17. Rights as a Shareholder. A Grantee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11(a) hereof.

     18. Shareholders Agreements. If not already a party thereto, a Grantee shall, as a condition precedent to the exercise or settlement of an Option, agree to be bound by the terms of the Shareholders Agreements. Without limiting the foregoing, any shares of Common Stock acquired upon exercise or settlement of an Option shall be subject to the provisions in the Shareholders Agreements regarding restrictions on transfer and the Company's rights to compel sales and repurchase shares of Common Stock.

     19. No Rights to Employment. Nothing in the Plan or in any Option granted or Option Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Options granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

     20. Beneficiary. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

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     21. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York, without regard to its conflicts of laws principles.

     22. Effective Date and Duration of the Plan. This Plan shall be effective as of the date it is approved or ratified by the stockholders of the Company, and shall terminate on the later of (a) the tenth anniversary of such date or
(b) the last expiration of Options granted hereunder.


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